Exhibit 10.1

Boost Run LLC — Service Agreement

BOOST RUN LLC

Service Agreement

Version 1.6.4

Effective Date: as set forth in the signature block

This Boost Run Service Agreement (together with all Exhibits, this “Agreement” or the “Terms”) is entered into by and between Boost Run LLC, an Illinois limited liability company (“Boost Run”), and the Customer identified in the signature block below (“Customer”), and, solely with respect to Section 20, Boost Run Inc., a corporation organized under the laws of Delaware (the “Parent”), and shall become effective upon the date of Customer’s execution as set forth in the signature block (the “Effective Date”). The undersigned represents and warrants that he or she is authorized to act on behalf of the Customer and bind it to the terms of this Agreement. Customer, Boost Run and Parent are each referred to herein as a “Party” and collectively as the “Parties.”

In consideration of the reciprocal commitments outlined herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows.

1. Agreement Structure; Incorporation of Terms of Service

1.1 Agreement Structure. This Agreement is a master agreement between the Parties. The Parties intend that this Agreement, including all Exhibits, be read together and construed as a single, integrated contract. Operational, risk-allocation, and policy provisions that govern day-to-day use of the Services are set forth in the Terms of Service. The main body of this Agreement (the “Service Terms”) sets forth the commercial-deal mechanics specific to the negotiated relationship between the Parties — including the Order, Fees, payment credits, term, data-processing arrangements requiring bilateral execution, and the Service Level Agreement — and the exhibits attached hereto.

1.2 Incorporation of Terms of Service. The Boost Run Terms of Service set forth in Exhibit G (the “Terms of Service” or “ToS”) are incorporated into this Agreement by reference and form an integral part hereof with the same force and effect as if set forth in full herein. Capitalized terms used in these Service Terms and not otherwise defined have the meanings given in the Terms of Service. Customer acknowledges that it has reviewed the Terms of Service and agrees to be bound by them, and represents and warrants that all Authorized Users will likewise be bound. The Terms of Service govern, without limitation: account registration, access credentials, and order authorization through any communication channel; the Acceptable Use Policy and customer security obligations; Fees, billing, taxes, and credits; service levels, beta services, and maintenance; data security and privacy; warranties, disclaimers, limitation of liability, and indemnification; termination, holdover, and survival; confidentiality and intellectual property; governing law and dispute resolution; force majeure; and miscellaneous provisions, including assignment, publicity, notices, severability, and construction. Notwithstanding the foregoing:

(a) Acceptable Use Policy Amendments. Boost Run may amend the Acceptable Use Policy set forth in Exhibit A, effective upon thirty (30) days’ prior written notice to Customer (or such shorter period as the relevant requirement dictates), solely where and to the extent such amendment is required by applicable law, by an order or requirement of a governmental or regulatory authority, or by an order of a court of competent jurisdiction. To the extent any upstream colocation, network or hardware provider of Boost Run changes the terms and conditions applicable to Boost Run, and such change would require a corresponding change to the Acceptable Use Policy set forth in this Agreement, Boost Run shall notify Customer of such change and the Parties shall discuss the proposed change in good faith and mutually agree whether and how such change will be incorporated into the Acceptable Use Policy. No such change to the Acceptable Use Policy shall be effective unless mutually agreed by the Parties.

(b) Security Requirements Amendments. Boost Run may amend the security requirements set forth in Exhibit D, effective upon thirty (30) days’ prior written notice to Customer, solely where such amendment maintains or improves the security posture of the Services or Infrastructure Platform; provided that no such amendment shall (i) adversely affect Customer’s ability to use the Services or the Infrastructure Platform, including by imposing any additional restriction on Customer’s use thereof, or (ii) increase Customer’s obligations under this Agreement.

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Boost Run LLC — Service Agreement

Any other amendment to this Agreement or any Exhibit requires the mutual written agreement of the Parties.

1.3 Order of Precedence. In the event of any conflict or inconsistency among the documents constituting the agreement between the Parties, the order of precedence shall be: (1) the executed Order Form (solely with respect to: pricing and Fees, term length and renewal periods, service specifications and quantities, and any additional services or modifications expressly stated therein); (2) these Service Terms; (3) the Data Processing Addendum set forth in Exhibit C; (4) the Terms of Service set forth in Exhibit G; (5) the Acceptable Use Policy set forth in Exhibit A; (6) the Service Level Agreement set forth in Exhibit F; (7) the wire instructions set forth in Exhibit E; and (8) the Technical and Organizational Measures set forth in Exhibit D. No Related Document shall amend, modify, or waive any provision of these Service Terms unless it expressly so states and is executed by authorized representatives of both Parties. All terms and conditions stated in any Customer purchase order or in any other ordering documentation provided by Customer (excluding mutually executed Order Forms) are hereby rejected and shall be of no force or effect. Notwithstanding the order of precedence set forth above, no provision of the Data Processing Addendum or of Exhibit D shall be construed to expand either Party’s liability beyond the limitations set forth in Section 11.4 of Exhibit G, to create any indemnification obligation not expressly set forth in Sections 11.5 and 11.6 of Exhibit G, or to modify Boost Run’s rights under Section 9 of these Service Terms or Section 9.4 of Exhibit G.

1.4 Related Documents. All Orders, statements of work, letters of intent, addenda, exhibits, and other ancillary agreements entered into by the Parties in connection with the Services (collectively, “Related Documents”) are subject to and incorporate by reference the terms of this Agreement.

2. Definitions

The following additional terms apply in this Agreement. Other capitalized terms have the meanings given in the Terms of Service.

Boost Run Property: (i) the Infrastructure Platform and Services; (ii) the Documentation; (iii) all other data, content, materials, facilities, networks, systems, and software supplied by Boost Run or its contractors in connection with the Services; and (iv) all modifications, derivative works, enhancements, updates, and upgrades to any of the foregoing.

Customer-Provided Products: all software, products, or services installed or executed by Customer or any User on the Infrastructure Platform or in connection with the Services, including any Third-Party Products.

Documentation: all documentation and instructional materials concerning the use of the Services that Boost Run generally provides to its customer base.

Effective Date: the date set forth in the signature block of this Agreement.

Fees: all amounts payable to Boost Run under this Agreement, including the Order attached hereto as Exhibit B, and including Holdover Fees, interest, Taxes, and collection and reclamation costs.

Infrastructure Platform: the infrastructure platform supplied by Boost Run as specified in the Order, including any modifications, enhancements, updates, and upgrades made to the platform over time.

Managed Kubernetes Services: the managed container orchestration services provided by Boost Run, including provisioning, scaling, monitoring, and maintenance of Kubernetes clusters on the Infrastructure Platform.

Order: Exhibit B attached hereto, and any subsequent ordering document accepted online or executed by the Parties.

Service(s): access to and use of the Infrastructure Platform, and includes the use of applicable GPU servers, Managed Kubernetes Services, CPU servers, Shared Storage Services, and Virtual CPU Services, all as more fully described in the Order.

Shared Storage Services: network-attached or distributed storage resources made available to Customer on a shared infrastructure basis.

Supplemental Services: the Managed Kubernetes Services, CPU Services, Shared Storage Services, and any other ancillary or à la carte services offered by Boost Run from time to time, each of which may be ordered separately and shall be invoiced as separate line items on Customer’s invoice.

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Boost Run LLC — Service Agreement

Term: as defined in Section 5.1 below.

User: any individual who Customer has authorized to access Customer’s Account or use the Services in connection with Customer’s Account.

Virtual CPU Services: virtualized central processing unit resources allocated to Customer on the Infrastructure Platform.

3. Services and Orders

3.1 Service Provision. Boost Run grants Customer a non-sublicensable, non-transferable, non-exclusive right to access and use the Infrastructure Platform in accordance with the terms of this Agreement. The Services may include the use of GPU servers, Managed Kubernetes Services, CPU servers, Shared Storage Services, and Virtual CPU Services as set forth in the Order. Boost Run is not obligated to modify, enhance, update, or upgrade the Infrastructure Platform, other than as set out in this Agreement. Customer may permit its clients to access Customer-controlled environments within the Services solely to receive Customer’s offerings, and Customer remains responsible for all use by its Users, including any of its clients. In addition, Customer may resell the Services as part of its own product or service offerings, provided that where Customer resells the Services to a third party without adding incremental functionality and without any transformation (a “Direct Resale”), the conditions set out in Section 3.2 will apply.

3.2 Resale Conditions. As a condition to a Direct Resale, Customer shall: (a) not resell, provide access to, or permit use of the Services by (i) any person or entity that is the subject of U.S., Canadian, EU or UK trade or economic sanctions or that appears on any restricted-party list maintained by the U.S. Department of Commerce, the U.S. Department of the Treasury or the U.S. Department of State or (ii) any person or entity located in, organized under the laws of, or ordinarily resident in a jurisdiction that is subject to comprehensive sanctions or to a country-wide restriction imposed by the U.S. on the sale, licensing, or export of advanced computing hardware of the type used by Boost Run to provide the Infrastructure Platform and Services; (b) maintain and apply a documented customer-screening and know-your-customer program reasonably designed to identify the identity, jurisdiction and end use of each third party to which Customer resells or provides access to the Services, and retain records of such screening for the Term plus five (5) years; (c) impose on each such third party contractual restrictions on use of the Services no less protective than the Acceptable Use Policy and this Section 3.2, and remain fully responsible for the acts and omissions of each such third party as if they were Customer’s own; (d) promptly notify Boost Run if Customer becomes aware of any actual or suspected diversion, unauthorized access, or use of the Services in violation of this Section 3.2, and cooperate with Boost Run in responding to any resulting governmental or regulatory inquiry; and (e) upon Boost Run’s reasonable written request, and solely where required for Boost Run to satisfy an obligation under applicable export control or sanctions law or a request from a governmental authority or upstream provider, provide the identity and jurisdiction of the relevant third party or third parties.

3.3 Data Center Access. Where Customer personnel are given physical access to any data center, Customer shall ensure that such personnel (a) are subject to written confidentiality and intellectual-property obligations no less protective than those in this Agreement, (b) have been screened in accordance with Boost Run’s then-current personnel screening requirements applicable to such data center, and (c) comply with any nationality, citizenship or access restriction applicable to such data center, under applicable export control, sanctions or government contracting requirements Customer remains fully responsible for the acts and omissions of such personnel.

3.4 Orders. Each Order is governed by, and incorporated into, this Agreement. the Parties will separately negotiate and execute a definitive Order Form for each deployment.

3.5 Supplemental Services. In addition to base Infrastructure Platform services, Customer may order Supplemental Services on an à la carte basis. Each Supplemental Service shall be documented in a separate Order, Order amendment, line item within an existing Order, or Order authorization through any communication channel authorized by the ToS,and shall be invoiced separately. Boost Run reserves the right to modify, discontinue, or limit the availability of any Supplemental Service that Customer has not ordered upon seven (7) days’ prior written notice to Customer.

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Boost Run LLC — Service Agreement

4. Fees, Payment Credits, and Prepayment

4.1 Fees. Customer shall pay all Fees as set forth in the Order. The Fees are quoted and payable in United States dollars to the account designated by Boost Run.

4.2 Payment Credits and Prepayment. Amounts prepaid by Customer for the Services will be credited toward the Fees payable under this Agreement. The prepayment amount, if any, is set forth in the Order. Boost Run will invoice Customer on a monthly basis in advance for all committed-capacity Fees, and Supplemental Service Fees, during each calendar month of the Term; provided that monthly Fees for any rack shall not be invoiced until that rack has been accepted or deemed accepted in accordance with Article 10.

4.3 Wire Instructions. Boost Run’s wire instructions are set forth in Exhibit E and may be updated by Boost Run from time to time upon ten (10) business days’ prior written notice to Customer by emailing [*] as well as [*]. Notwithstanding the foregoing, where Boost Run has assigned its right to receive Fees to a Financing Party in accordance with Section 18.1 of Exhibit G, payment instructions in respect of the assigned Fees may be given by Boost Run or, following written notice of that assignment to Customer, by the Financing Party, and shall be effective upon five (5) business days’ prior written notice to Customer. Payment made in accordance with instructions so given discharges Customer’s obligation to pay the amount so paid, and Customer shall not vary or revert from those instructions without the written direction of the Financing Party.

4.4 Independent Obligations. Customer’s obligation to pay undisputed Fees under this Agreement is absolute and unconditional, and shall not be subject to any abatement, reduction, set-off, counterclaim, recoupment, defence or deduction by reason of any amount owed or alleged to be owed by Boost Run or any of its Affiliates to Customer or any of its Affiliates under any other agreement, including any agreement under which Boost Run or any of its Affiliates procures products or services from Customer or any of its Affiliates; provided, however, that the foregoing shall not limit Customer’s right to (i) apply Service Credits earned under Exhibit F in accordance with its terms, or (ii) receive refunds or credits to which Customer is entitled under this Agreement, including under Section 10.6, Exhibit F, or Section 16 of Exhibit G; provided that any such dispute is raised in accordance with Section 6 of Exhibit G and any withholding or set-off is limited to the good-faith disputed portion of the applicable invoice. No such other agreement constitutes consideration for, or is conditioned upon, this Agreement or any Order, and neither Party shall net, offset, credit or apply amounts payable under any such other agreement against amounts payable under this Agreement. This Section 4.4 survives any assignment under Section 18.1 of Exhibit G and is enforceable by any Financing Party.

4.5 Financing Cooperation; Estoppel Certificates. Customer acknowledges that Boost Run finances the equipment, facilities and working capital required to deliver the Services in part against this Agreement and the Orders. Customer shall, within ten (10) business days after Boost Run’s written request (and Boost Run shall not make more than one (1) such request in any calendar year; provided that Boost Run may make additional reasonable requests in connection with a specific financing, refinancing, securitisation or sale of receivables, and Customer shall consider any such additional request in good faith), execute and deliver to Boost Run and to any Financing Party or prospective Financing Party identified by Boost Run a written acknowledgement confirming to Customer’s knowledge: (a) that this Agreement and each Order is in full force and effect and has not been amended, modified or supplemented except as identified in the acknowledgement; and (b) that Customer has the financial ability to pay the Fees as and when due; (c) that neither Party is in default and that no event has occurred that, with notice or the lapse of time, would constitute a default; (d) that Customer has no existing claim, credit, abatement, offset, counterclaim or defence against Boost Run or against the payment of Fees, other than as identified in the acknowledgement; and (e) the address to which Customer will send copies of notices under Section 18.1 of Exhibit G. Each Financing Party may rely upon, any acknowledgement delivered under this Section 4.5. Nothing in this Section 4.5 requires Customer to expand its obligations, reduce its rights, or make any statement it believes in good faith to be inaccurate.

4.6 Title to Equipment; No Liens. The Services are provided as a licence of access to and use of the Infrastructure Platform and do not constitute a lease of, bailment of, or the grant of any interest in, any Equipment, hardware, real property or facility. Title to and ownership of all Equipment and other Boost Run Property remains at all times with Boost Run, its Affiliates, or its lessors, vendors or Financing Parties, and no prepayment, payment credit, refund entitlement or other right of Customer under this Agreement creates or is intended to create any lien, security interest, trust, escrow, purchase-money interest or other proprietary or equitable interest in any Equipment, in any facility at which the Services are delivered, or in any Fees or receivables arising under this Agreement. Customer shall not create, incur, assume or permit to exist, and shall not file or record, any lien, encumbrance, financing statement or notice of interest against any Equipment or any such facility or the Fees, and shall cause any such lien or filing arising by, through or under Customer or any User to be discharged or released within ten (10) business days after notice.

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Boost Run LLC — Service Agreement

5. Term and Termination

5.1 Term. This Agreement shall commence on the Effective Date and continue through the end date specified in an Order (the “Initial Term,” together with any subsequent term, the “Term”). For the avoidance of doubt: (a) if no Order is placed within twelve (12) months of the Effective Date, this Agreement shall terminate automatically; and (b) where one or more Orders have been placed, each Order shall run for its own term as specified in that Order, and this Agreement shall continue until the expiration or earlier termination of the last-expiring Order; and (c) the service term for each rack shall commence upon acceptance or deemed acceptance of that rack under Article 10 and shall run for the number of months specified in the applicable Order, and the expiration date of that Order shall be extended day-for-day to the extent acceptance or deemed acceptance of any rack occurs after the delivery date specified for that rack in the Order, so that a delay in delivery or acceptance defers, and does not shorten, the contracted number of months of Service for that rack. Customer shall remain obligated to pay all Fees for the full duration of the Term in respect of each accepted or deemed accepted rack, regardless of actual usage; provided that no Fees shall be payable in respect of any rack prior to its acceptance or deemed acceptance. This Agreement shall not automatically renew under any circumstances.

5.2 Termination for Cause. If a Party materially breaches any provision of this Agreement (it being understood that the failure of Customer to pay any undisputed Fees when due, not cured within ten (10) business days after written notice, shall be deemed a material breach) and the breaching Party fails to cure such breach within thirty (30) days after receiving written notice specifying the breach, the non-breaching Party may terminate this Agreement immediately upon written notice to the breaching Party.

5.3 Insolvency. Either Party may terminate this Agreement immediately upon written notice if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy or similar proceeding that is not dismissed within sixty (60) days, or has a receiver or trustee appointed over a substantial part of its assets. Notwithstanding the foregoing, Customer may not terminate under this Section 5.3 for so long as Boost Run, or a receiver, trustee, assignee or Financing Party acting in respect of Boost Run, continues to perform Boost Run’s obligations hereunder. Neither any assignment, pledge or transfer permitted under Section 18.1 of Exhibit G nor any exercise of remedies by a Financing Party in respect of collateral shall itself give rise to a termination right under this Section 5.3.

6. Data Processing

The terms and conditions of the Data Processing Addendum set forth in Exhibit C will apply to any collection, receipt, access, handling, storage, use, disclosure, transfer, transmission, sharing, modification, retention, deletion or other processing of Personal Data (as defined in Exhibit C) by Boost Run.

7. Service Levels

Boost Run shall provide the Services in accordance with the Service Level Agreement set forth in Exhibit F (the “SLA”). Service Credits and the other remedies expressly set forth in Exhibit F constitute Customer’s sole and exclusive remedy, and Boost Run’s sole and exclusive obligation, with respect to any failure to meet a Service Level. The SLA does not apply to Beta Services.

8. Publicity, References, and Required Disclosures

8.1 Publicity and Reference Rights. Each Party grants the other a non-exclusive, worldwide, royalty-free license to use its name, trade names, and logos (its “Marks”) to identify the other as a customer and partner, subject to the granting Party’s prior written approval of each such use, which approval shall not be unreasonably withheld. A Party may revoke any approval previously granted under this Section 8.1 upon ten (10) days’ prior written notice to the other Party, and upon receipt of such notice the other Party shall cease the applicable use of the revoking Party’s Marks. Each Party shall use the other’s Marks in substantial conformance with any written trademark-usage guidelines provided in advance, and shall not state or imply any endorsement, sponsorship, partnership, or other relationship beyond that contemplated by this Agreement. All goodwill arising from a Party’s use of the other’s Marks inures solely to the owner’s benefit. Within thirty (30) days of the acceptance or deemed acceptance of the Termination Minimum, the Parties will agree the form, content and timing of an initial joint announcement of the commercial relationship, and thereafter each Party may reference the relationship consistently with that announcement without further approval. Neither Party’s approval of the initial joint announcement shall be unreasonably withheld. Nothing in this Section 8.1 limits Section 8.2 or Section 13 of Exhibit G, or restricts either Party from using joint marketing, reference-architecture or go-to-market materials approved through the governance process of any separate partnership arrangement between the Parties.

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Boost Run LLC — Service Agreement

8.2 Legally Required Disclosures. Boost Run may, without Customer’s prior consent or permission, disclose the existence of this Agreement and identify Customer as a customer to the extent reasonably required by applicable law, regulation, subpoena, court or governmental order, or the rules of any securities exchange or any governmental, regulatory, or self-regulatory authority, provided that the foregoing does not provide Boost Run with any rights to disclose any Customer Materials. Where legally permitted, Boost Run shall use commercially reasonable efforts to provide Customer with prior notice of any such compelled disclosure.

9. Network Security and Abuse Prevention

9.1 Protective Measures. Customer acknowledges that Boost Run operates shared network infrastructure and must safeguard the security, integrity, and availability of the Infrastructure Platform, Boost Run’s network, and other customers. Boost Run may take industry standard technical measures to detect, prevent, mitigate, and respond to network attacks, abuse, and threats — including denial-of-service and distributed-denial-of-service (DoS/DDoS) activity, port scanning, brute-force attempts, spam, malware propagation, and unauthorized or abusive traffic — whether such activity originates from, is directed at, or transits Customer’s environment, instances, or IP addresses, provided that any suspension, disabling, or hard-stop by Boost Run will be subject to Section 9.3 below.

9.2 Rate-Limiting, Filtering, and Spam Prevention. Such measures may include rate-limiting, throttling, traffic filtering, null-routing or blackholing, and blocking or temporarily restricting traffic to or from one or more IP addresses — including IP addresses assigned to, controlled by, or otherwise under Customer’s purview — where Boost Run reasonably determines such action is necessary to prevent or address spamming or abusive, malicious, or anomalous traffic. Boost Run shall provide Customer with reasonable prior written notice before taking any such measures, except where immediate action is required to address an imminent threat to the security of the Infrastructure Platform, in which case Boost Run shall notify Customer as soon as reasonably practicable thereafter.

9.3 Hard-Stop. Where Boost Run reasonably determines that traffic to or from an IP address under Customer’s purview poses an imminent and material risk of a Security Incident (as defined in Exhibit D) for which urgent action is required to prevent or avoid disruption or interference with the Services, including any Security Incident that is caused by an automated agent, model, or system deployed by Customer causing material harm or interference to the Infrastructure Platform, Boost Run’s network, or the services provided to other Boost Run customers, Boost Run may immediately and without prior notice suspend, disable, or “hard-stop” such IP address. To the extent Boost Run determines that suspension may be required for any other reason, including to comply with applicable law or the requirements of an upstream colocation, network, or hardware provider, Boost Run shall notify Customer of such determination and the Parties shall discuss the proposed suspension in good faith and mutually agree whether and how to address the underlying issue. Boost Run shall (i) notify Customer promptly (and, where practicable, in advance) of any such action and the basis for it; (ii) limit the scope and duration of any suspension to that reasonably necessary to address the underlying risk; and (iii) restore the affected traffic as soon as the risk is resolved.

9.4 Effect of Protective Action. Any action taken by Boost Run in good faith under this Section 9 shall not constitute a breach of this Agreement or the SLA, and any resulting unavailability shall be treated as attributable to External Factors and shall not count as Unscheduled Downtime under Exhibit F; provided, however, that the foregoing shall not apply to the extent such action or unavailability was caused by Boost Run’s acts or omissions.

10. Acceptance Testing [intentionally omitted]

10.1 RFT Notice. Boost Run will notify Customer in writing when the rack(s) comprising a Delivery Group are set up, configured, and ready for testing (an “RFT Notice”). Boost Run may issue an RFT Notice covering a single rack, a single SU, or multiple racks or SUs delivered together as further specified in the Order, which shall specify the composition of each Delivery Group, in each case as a “Delivery Group”; provided that [*]; and the remaining racks to otherwise finalize the Boost Run delivery commitments.. Boost Run shall deliver with each RFT Notice a validation report generated by NVIDIA and/or its NVIS installation and validation team (the “Validation Report”) comprising: (a) the results of the architecture board review confirming conformance of the applicable Delivery Group with the NVIDIA reference architecture for the GB300 NVL72 configuration specified in the Order; (b) single-node and multi-node NVIDIA Collective Communications Library (NCCL) all-reduce test results, reported as out-of-place bus bandwidth at the largest buffer size, together with the percentage performance variation across the nodes tested; (c) single-node and multi-node LLM benchmark test results using a reference large language model architecture, reporting GPU utilization (TFLOP/s per GPU), throughput (tokens/sec), step time, and loss convergence. The Validation Report shall also identify the operating system, NVIDIA driver, and DOCA/OFED versions in effect at the time of testing. Testing is conducted on a dedicated system under controlled conditions without additional in-band system monitoring enabled; performance may vary if the environment changes, including operating system changes or the enabling of system monitoring or other daemons. The Validation Report reflects a one-time assessment performed prior to handover of the applicable Delivery Group and is not a guarantee of its performance or condition thereafter, which is addressed exclusively by the Service Level Agreement in Exhibit F.

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10.2 Validation Period. Customer will have seven (7) business days commencing on delivery of the RFT Notice and the Validation Report (the “Validation Period”) to confirm that the applicable rack conforms to the Acceptance Criteria (defined below). Boost Run shall provide reasonable access and cooperation during the Validation Period.

10.3 Acceptance; Deemed Acceptance. If the applicable rack conforms to the Acceptance Criteria, Customer will deliver written notice of its acceptance (an “Acceptance Notice”). If Customer delivers neither an Acceptance Notice nor a Non-Acceptance Notice within the Validation Period, or places any production workload on the applicable rack (and for the avoidance of doubt, any workload run for the purpose of validating conformance with the Acceptance Criteria during the Validation Period shall not be considered to be a production workload), that rack shall be deemed accepted. A Non-Acceptance Notice must identify with reasonable specificity each Acceptance Criterion not met and the test results relied upon; a non-conformity not identified within the Validation Period is deemed waived with respect to that rack. Following a valid Non-Acceptance Notice, Boost Run will use commercially reasonable efforts to remedy the identified non-conformity within twenty (20) business days and will issue a further RFT Notice, whereupon Sections 10.2 and 10.3 apply again, followed by one further remediation period of twenty (20) business days. Each remediation period shall be extended day-for-day for delay attributable to Customer, to Customer-Provided Products, to Customer’s external storage or network providers, or to delay in the delivery of hardware, components or firmware by NVIDIA, the applicable OEM or any other supplier.

10.4 Acceptance Criteria. “Acceptance Criteria” means conformance of the applicable rack with: (a) the NVIDIA reference architecture applicable to the configuration specified in the Order and with Boost Run’s standard validation suite, in each case as evidenced by the Validation Report, (b) the service levels set forth in Exhibit F applicable to such rack, and (c) such other functional and performance specifications as are set forth in the Order or as Customer may reasonably require to confirm that the applicable rack meets the specifications for the Services. Testing is conducted by Boost Run on an unmodified rack prior to the installation of any Customer-Provided Product, and excludes any measurement dependent upon Customer’s external storage provider, Customer’s network or carrier, Customer’s configuration of the Services, or any Customer-Provided Product.

10.5 Fees. Fees for each rack shall accrue from, and shall not be payable until, the date of acceptance or deemed acceptance of that rack under this Article 10. For the avoidance of doubt, no monthly Fees shall be due or payable with respect to any rack prior to its acceptance or deemed acceptance. The prepayment installments set forth in the Order shall become due in respect of each rack in proportion to the GPUs comprised in that rack relative to the total GPUs under the Order. Amounts due at signing are payable at signing and are not subject to this Article 10.

10.6 Delivery Schedule; Outside Date; Sole Remedy.

(a) Expected Delivery Dates. The delivery date specified in the Order for each Delivery Group is the expected date on which Boost Run anticipates that such Delivery Group will be set up, configured, and ready for testing (each, an “Expected Delivery Date”). Boost Run shall use commercially reasonable efforts to deliver each Delivery Group by its Expected Delivery Date.

(b) Delay Notification and Consultation. If Boost Run becomes aware that it will not, or may be unable to, meet an Expected Delivery Date for any reason, including a Force Majeure Event, Boost Run shall promptly notify Customer, specifying the cause of the delay and Boost Run’s good-faith estimate of the revised delivery date. Following such notice, the Parties shall consult in good faith to agree on a revised delivery schedule for the affected Delivery Group, taking into account the nature and expected duration of the delay, Customer’s operational requirements, and any mitigation measures available to Boost Run. Boost Run shall keep Customer reasonably informed of the status of the delay and any material changes to the expected timeline.

(c) Outside Date. Notwithstanding any Expected Delivery Date, any revised delivery schedule agreed under Section 10.6(b), any Force Majeure Event, or any other circumstance or anything else contrary in this Agreement, the date falling on July 15, 2027 (the “Outside Date”) is the final date by which Customer requires all racks under the Order to be accepted or deemed accepted.

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Boost Run LLC — Service Agreement

(d) [*]

(e) Refund and Prepayment Credit. If Customer terminates this Agreement in its entirety under Section 10.6(d) (i.e., the Termination Minimum has not been met as of the Outside Date), Boost Run shall refund to Customer all amounts pre-paid by Customer. Such refund shall be paid promptly following the effective date of termination. If Customer terminates the Order solely with respect to certain racks under Section 10.6(d) (i.e., the Termination Minimum has been met but certain racks have not been accepted or deemed accepted as of the Outside Date), Boost Run shall refund to Customer the prepayment amounts attributable to such terminated racks (calculated on a pro-rata basis by reference to the number of GPUs comprised in the terminated racks relative to the total GPUs under the Order). Such refund shall be paid, in three (3) equal monthly instalments commencing thirty (30) days after the effective date of termination. Customer shall have no obligation to pay any Fees in respect of any racks that have not been accepted or deemed accepted and that Customer has terminated under Section 10.6(d).

(f) Sole Remedy. The remedy in this Section 10.6 is Customer’s sole and exclusive remedy for a failure to achieve acceptance by the Outside Date. Pending application of any credit or payment of any refund under Section 10.6(e), Customer shall continue to pay Fees for each accepted or deemed accepted rack as and when due and shall not withhold, abate, deduct or set off any amount against those Fees, consistent with Section 4.4.

11. Execution

11.1 Counterparts; Electronic Signature. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed electronically or by other means of electronic acceptance, which will be deemed original signatures for all purposes.

11.2 Language. This Agreement is written in the English language, which is the controlling language for all matters relating to interpretation and enforcement. Any translation is provided for convenience only.

Signature Page

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement as of the date of last signature below. Boost Run Inc. executes this Agreement solely for purposes of the Parent Guarantee set forth in Section 20.

BOOST RUN LLC

By:	/s/ Andrew Karos

Name:	Andrew Karos

Title:	CEO

Date:	9/30/2026

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Boost Run LLC — Service Agreement

CUSTOMER

Company: Cohere Inc

By:	/s/ François Chadwick

Name:	François Chadwick

Title:	CFO

Email:	[*]

Phone:	[*]

Street:	[*]

City:	[*]

State / Zip:	[*]

Country:	[*]

Effective Date:	9/30/2026

(solely for purposes of the Parent Guarantee)

BOOST RUN INC.

By:	/s/ Andrew Karos

Name:	Andrew Karos

Title:	CEO

Date:	9/30/2026

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Exhibit A – Acceptable Use

Exhibit B – Order Form

Exhibit C – Data Processing Addendum

Exhibit D – Technical and Organizational Measures

Exhibit E – Wire Instructions

Exhibit F – Service Level Agreement